Exhibit 99.B(g)(5)

SEI INSTITUTIONAL MANAGED TRUST
AMENDMENT TO THE
MUTUAL FUND CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 19th day of February, 2010, to the Mutual Fund Custody Agreement dated as of September 17, 2004, as amended (the “Custody Agreement”), is entered into by and between SEI Institutional Managed Trust, a Massachusetts business trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the list of portfolios set forth on Attachment C of the Custody Agreement; and

WHEREAS, Section 31 of the Custody Agreement allows for its amendment by mutual agreement of the parties;

NOW, THEREFORE, the parties agree as follows:

Attachment C of the Custody Agreement, is hereby superseded and replaced with Attachment C attached hereto.

Except to the extent supplemented hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SEI INSTITUTIONAL MANAGED TRUST		U.S. BANK, N.A.

By:	/s/ David F. McCann	By:	/s/ Michael R. McVoy

Printed Name: David F. McCann		Printed Name: Michael R. McVoy

Title: Vice President		Title: Vice President

ATTACHMENT C

to the

Custody Agreement — SEI Institutional Managed Trust

Portfolios of the Trust

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Large Cap Diversified Alpha Fund

S&P 500 Index Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Small/Mid Cap Diversified Alpha Fund

Mid-Cap Fund

U.S. Managed Volatility Fund

Tax-Managed Managed Volatility Fund

Real Estate Fund

Enhanced Income Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Return Fund

Prime Obligation Fund

Multi-Strategy Alternative Fund